UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 27, 2014

Basta Holdings Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL 33154
(Address of principal executive offices)

(305) 867-1228
(Registrant’s telephone number, including area code)

Room 2105
Sino Life Tower
No. 707 Zhang Yang Rd. Pudong
Shanghai, China, 200120,
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On May 20, 2014 we entered into an agreement with Chemoil Corporation DBA Chemoil Aviation to purchase and sell Chemoil’s jet fuel.  We will act as a representative of Chemoil by introducing Chemoil to prospective customers and jet fuel suppliers. We will earn a commission on all revenues generated by corresponding agreements that we broker between our customers and Chemoil.  The commission rate is to be determined. In addition, we will purchase aviation fuel from Chemoil for resale to customers at fixed based operator sites and maintenance repair overhaul facilities.   The Agreement is attached hereto as Exhibit 10.1 and the terms of the Agreement are incorporated herein by reference.

Item 5.02                     Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers,

On May 27, 2014 Joseph Hugh Avery was appointed Vice President of Operations of the Company. From January 2013 to December 2013, he was Vice President of Avantair where he was responsible for operations, training and business development for 14 CFR Part 135 and 91K air carrier and operating a fleet of Piaggio aircraft in both domestic and international operations. From April 2011 to December 2012, he was Vice President of Operations of Orion Air Group/Tempus Jets, Inc. and was responsible for the management of operations, programs, training and business development for 14 CFR Part 135 air carrier certificate and part 91 managed aircraft.  In addition he was responsible for fulfilling corporate, government and private client contracts for aviation services using a wide variety of aircraft from light jets to heavy international jets. From March 2009 to February 2011, Mr. Avery managed the operations, training, and supervision of Presidential Airways which was an aviation corporation servicing US government clients,  including the Department of State and the Department of Defense.

There are no arrangements or understandings between Mr. Avery and any other persons pursuant to which Mr. Avery was appointed as a director of the Company. Mr. Avery does not have a direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant and the amount involved exceeds $120,000.

Item 7.01                     Regulation FD Disclosure

On May 27, 2014 the Company issued a press releases with respect to the Company’s entry into the Agreement with Chemoil Corporation.

 Item 9.01                    Financial Statements and Exhibits

Exhibit Number	Description

10.1	Agreement with Chemoil Corporation

99.2	Press Release dated May 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basta Holdings Corp.
(Issuer)

By:	/s/ Jacob Gitman
Jacob Gitman, President
Dated: May 27, 2014